Company Contacts                                      Lippert/Heilshorn & Assoc.
----------------                                      --------------------------
Richard Thompson                                      John Nesbett
Richard Leland                                        (212) 838-3777
(561) 451-1000



          ARTESYN TECHNOLOGIES PROVIDES NEW GUIDANCE FOR 2001 BASED ON
                        CHALLENGING ECONOMIC ENVIRONMENT

                             ----------------------

          INVESTOR CONFERENCE CALL AND INTERNET BROADCAST SCHEDULED FOR
                    8:30 A.M. EASTERN TIME ON MARCH 16, 2001


Boca Raton, Fla., March 15, 2001 - - Artesyn Technologies, Inc. (Nasdaq NM:
ATSN) today lowered revenue and earnings expectations for the first quarter ending March 30, and fiscal year 2001.

The continued slowdown in the U.S. economy has resulted in a significant drop in demand for communication products across all of the company's end-markets. Artesyn's customers have increasingly responded to this slowdown by reducing manufacturing levels and rescheduling product deliveries.

As a result, Artesyn believes that revenue in the first quarter may decline by approximately 10% versus the prior year, with an estimated cash earnings loss of between $0.05 and $0.10 per share. The shortfall in earnings during the first quarter is exacerbated by the receipt of premium priced components ordered during the fourth quarter of 2000, lower manufacturing efficiency from reduced production levels and inventory carrying costs. The company expects to achieve full-year revenue of $700 to $725 million, with cash earnings per diluted share between $0.60 and $0.70.

"Demand in the short-term has clearly diminished from a number of our major customers, especially in the computing/storage and carrier/enterprise networking markets," commented Artesyn's President and CEO Joseph M. O'Donnell. "These conditions will likely last through the second quarter as our customers deplete their finished goods inventory. Revenue should improve in the second half of the year, as major new programs begin to ship and new products enter production."

"We are taking immediate actions to reduce non-strategic operating costs," O'Donnell added. "In spite of this challenging environment, we will continue to invest in new products and technology such as point-of-load DC/DC converters and high-efficiency DC/DC bricks for distributed power. We remain confident that the communication markets we serve offer excellent long-term growth potential."

Investors will have the opportunity to listen to management's discussion of this release in a conference call to be held on March 16, 2001 at 8:30 a.m. Eastern time either by calling 773-756-4794 (passcode: Artesyn) or over the Internet at http://www.vcall.com. To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. The web cast will be available for replay for seven days after the teleconference.

Artesyn Technologies, Inc., headquartered in Boca Raton, Fla., is a leading provider of power conversion equipment, real-time systems and logistics management for the communications industry. For more information about Artesyn Technologies and its products, please visit the company's web site at http://www.artesyn.com.

This release may contain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. Readers are cautioned that these forward-looking statements may differ materially from actual future events or results. Readers are referred to the documents periodically filed by Artesyn with the Securities and Exchange Commission, specifically the most recent reports on Forms 10-K and 10-Q, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. Some of these factors include, but are not limited to, integration of operations and technology, market acceptance of existing and new products, dependence on and volatility of foreign sales, the potential for fluctuations in operating results and general technological changes which may render our existing products obsolete. Any forward-looking statement made in this release is made as of the date of this release and Artesyn assumes no obligation to update any such forward-looking statement.